EXHIBIT 99.2

JOTEC AG AND SUBSIDIARIES

Unaudited Condensed Consolidated Financial Statements

September 30, 2017 and 2016

JOTEC AG AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	September 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	€2,234	€2,910
Trade receivables, net of allowance of €129 and €55, respectively	10,086	8,563
Income tax receivable	148	186
Inventories	12,836	10,472
Prepaid expenses and other current assets	561	594

Total current assets	25,865	22,725

Property, plant and equipment, net	11,256	8,416
Intangible assets, net	3,290	1,200
Deferred income taxes	1,570	2,357
Notes receivable	—	1,240

Total long term assets	16,116	13,213

Total assets	€41,981	€35,938

	September 30, 2017	December 31, 2016
	(Unaudited)
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payables	€1,448	€1,721
Taxes payable	921	848
Other payables	141	242
Accrued expenses	3,142	548
Accrued compensation	661	852
Current portion of capital lease obligation	776	735
Current portion of long-term debt	474	285
Other current liabilities	1,257	1,909

Total current liabilities	8,820	7,140

Long-term debt	25,137	27,005
Long-term capital lease obligation	5,565	3,257
Retirement benefit obligation	140	125
Deferred income taxes	329	21
Government benefits	194	239
Other long-term liabilities	892	1,006

Total long term liabilities	32,257	31,653

Total liabilities	41,077	38,793

Shareholders’ equity:
Common stock, 10 CHF par value, 108,000 shares authorized, issued and outstanding as of September 30, 2017 and as of December 31, 2016	881	881
Capital surplus	16,666	16,666
Accumulated deficit	(15,068)	(18,906)
Accumulated other comprehensive income	(1,658)	(1,577)

Total JOTEC shareholders’ equity	821	(2,936)

Non controlling interests	83	81

Total shareholders’ equity	904	(2,855)

Total liabilities and shareholders’ equity	€41,981	€35,938

See accompanying notes to consolidated financial statements.

JOTEC AG AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)
Revenue	€33,073	€29,615
Cost of goods sold	10,265	8,851

Gross profit	22,808	20,764

General, administrative, and marketing	15,858	13,978
Research and development	3,518	2,345

Total operating expenses	19,376	16,323

Operating Income	3,432	4,440

Interest expense	1,909	1,979
Interest income	(745)	(32)
Other expense, net	(3,233)	501

Income before income taxes	5,501	1,992
Income tax expense	1,658	1,027

Net income	€3,843	€965

Net income allocated to non controlling interests	€(5)	€(3)

Net income (loss) applicable to common stock	€3,838	€962

Other comprehensive income
Exchange differences on translation of foreign operations	(81)	23

Total other comprehensive income	(81)	23

Comprehensive income	€3,762	€988

See accompanying notes to consolidated financial statements.

JOTEC AG AND SUBSIDIARIES

CONSOLIDATED STATEMENTS SHAREHOLDERS’ EQUITY

(in thousands)

	Attributable to equity holders of the parent
					Accumulated	Total
	Common Stock				Other	Equity	Non
	Shares	Amount	Capital Surplus	Accumulated Deficit	Comprehensive (Loss) Income	Holders of the Parent	Controlling Interests	Total Equity
Balance as of January 1, 2016	108,000	€881	€16,645	€(19,184)	€(1,420)	€(3,078)	€(9)	€(3,087)

Net income	—	—	—	278	—	278	24	302
Other comprehensive income (loss)	—	—	—	—	(157)	(157)	—	(157)
Contribution to the capital surplus	—	—	21	—	—	21	—	21
Acquisition of non controlling interests	—	—	—	—	—	—	77	77
Other	—	—	—	—	—	—	(11)	(11)

Balance as of September 30, 2016	108,000	€881	€16,666	€(18,906)	€(1,577)	€(2,936)	€81	€(2,855)

(Unaudited)
Net income	—	—	—	3,838	—	3,838	5	3,843
Other comprehensive income (loss)					(81)	(81)	—	(81)
Other	—	—	—	—	—	—	(3)	(3)

Balance as of September 30, 2017	108,000	€881	€16,666	€(15,068)	€(1,658)	€821	€83	€904

See accompanying notes to consolidated financial statements.

JOTEC AG AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOW

(in thousands)

	Nine Months Ended September 30,
	2017	2016
	(Unaudited)
Cash flows from operating activities:
Net income	€3,843	€965
Adjustments to reconcile net income to net cash provided by / used in operating activities
Interest income receivable	(237)	—
Accrued interest	1,626	1,347
Depreciation, amortization and impairment	1,515	1,275
(Reversal of impairment) impairment of loans provided to equity investment	(2,846)	803
Loss on disposal of non-current assets	4	3
Change in deferred taxes	1,094	618
Changes in operating assets and liabilities
Provisions, accrued expenses and compensation	2,419	(292)
Inventories	(2,364)	(2,540)
Trade receivables	(1,523)	(1,837)
Other assets	32	(283)
Trade payables	(274)	(416)
Other liabilities	(913)	(69)
Net tax receivable / payable	112	100

Cash flows provided by (used in) operating activities	2,488	(326)

Cash flows from investing activities:
Purchases of property, plant, equipment, and intangible assets	(6,574)	(580)
Proceeds from disposal of assets	111	—
Collection of (investment in) notes receivable	4,087	(1,256)

Cash flows used in investing activities	(2,376)	(1,836)

Cash flows from financing activities:
Capital lease obligation	2,829	—
Repayment of capital lease obligations	(543)	(581)
Proceeds from bank debt	590	580
Repayments of bank debt	(167)	(125)
Repayments on shareholder loans	(4,459)	—
Proceeds from shareholder loans	1,200	800

Cash flows (used in) provided by financing activities	(550)	674

Cash and cash equivalents at the end of the period
Net change in cash and cash equivalents	(438)	(1,488)
Effect of exchange rate changes on cash and cash equivalents	(238)	(23)
Cash and cash equivalents at the beginning of the period	2,910	3,318

Cash and cash equivalents at the end of the period	€2,234	€1,807

Supplementary information on cash flow
Cash paid for income taxes	€428	€(309)

Cash paid for interest	€283	€(632)

See accompanying notes to consolidated financial statements.

JOTEC AG AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

1. Nature of Business and Corporate Information

The accompanying consolidated financial statements of JOTEC AG (the Company) and its subsidiaries (collectively, “JOTEC” or the “Group”) have been prepared in accordance with United States Generally Accepted Accounting Principles (US GAAP) as issued by the Financial Accounting Standards Board (FASB), and include the accounts of the Company and all of its subsidiaries in which a controlling interest is maintained. All significant inter-company accounts and transactions have been eliminated in consolidation. For those consolidated subsidiaries where JOTEC ownership is less than 100%, the outside shareholders’ interests are shown as non-controlling interests in equity.

The accompanying Summary Consolidated Balance Sheet as of December 31, 2016 has been derived from audited financial statements. The accompanying unaudited summary consolidated financial statements as of, and for the nine months ended, September 30, 2017 and 2016 have been prepared in accordance with accounting principles generally accepted in the U.S. for interim financial information. Accordingly, such statements do not include all of the information and disclosures required by accounting principles generally accepted in the U.S. for a complete presentation of financial statements. In the opinion of management, all adjustments (including those of a normal, recurring nature) considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. These summary consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in JOTEC consolidated financial statements for the year ended December 31, 2016.

New Accounting Pronouncements

Recently adopted

In July 2015, the FASB issued ASU 2015-11, simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value. ASU 2015-11 is effective for the Company for annual periods in fiscal years beginning after December 15, 2016. The Company adopted the new standard beginning January 1, 2017, and determined that the adoption did not have a material effect on the Group’s consolidated financial statements.

Not yet effective

In July 2015, the FASB issued ASU 2015-11, simplifying the Measurement of Inventory, which changes the measurement principle for inventory from the lower of cost or market to the lower of cost and net realizable value. ASU 2015-11 is effective for the Company for annual periods in fiscal years beginning after December 15, 2016. The Company concluded that adoption of the new standard effective January 1, 2017 did not have a material effect on the Company’s consolidated financial statements.

In February 2016, the Financial Accounting Standards Board (“FASB”) amended its Accounting Standards Codification and created a new Topic 842, Leases. The final guidance requires lessees to recognize a right-of-use asset and a lease liability for all leases (with the exception of short-term leases) at the commencement date and recognize expenses on their income statements similar to the current Topic 840, Leases. It is effective for fiscal years and interim periods beginning after December 15, 2018, and early adoption is permitted. The Group is evaluating the impact the adoption of this standard will have on its financial position, results of operations, and cash flows.

In March 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-09, Improvements to Employee Share-Based Payment Accounting as part of its simplification initiative, which involves several aspects of accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The amendments in this update are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Group expects that the change will not have any impact on the Group’s results of operations.

In May 2014 the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Adoption of the new standard is effective for reporting periods beginning after December 15, 2017, and early adoption is permitted. The standard permits the use of either the full retrospective or modified retrospective transition method. The Group is performing its initial evaluation of its standard arrangements with customers and its arrangements specific to certain of the Group’s product lines or product offerings. The Group is continuing to evaluate the effect that ASU 2014-09 will have on its financial position, results of operations, cash flows, and related disclosures.

JOTEC AG AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

2. Acquisition of Non-Compete and Other Intangibles

On March 9, 2017 JOTEC AG, JOTEC do Brazil and Neomex Hospitalar LTDA., Campinas, Brazil entered in a master purchase agreement whereby the Company acquired a non-compete and other intangibles for JOTEC products in the Brazilian market from the former sales agent Neomex. The purchase price for these intangibles was €2,500,000 with an obligation for additional purchase price consideration under certain circumstances.

3. Inventories

Inventories at September 30, 2017 and December 31, 2016 are comprised of the following (in thousands):

	September 30, 2017	December 31, 2016
Raw materials and supplies	€2,458	€2,569
Unfinished goods and work in progress	2,217	1,243
Finished goods	8,161	6,660

Total inventories	€12,836	€10,472

The Group recorded write-downs to inventory of €729,000 and €437,000 for the nine months ended September 30, 2017 and 2016, respectively. Inventory held on consignment was €2,544,000 and €2,254,000 at September 30, 2017 and December 31, 2016.

4. Property, Plant and Equipment and Intangibles

Property, plant and equipment consist of the following (in thousands):

	September 30, 2017	December 31, 2016
Building and land improvements	€6,809	€6,605
Technical equipment and machines	5,417	5,173
Other equipment, furniture and fixtures	3,664	3,659
Software	1,219	1,171
Payments on account and assets under construction	527	420

Total property, plant and equipment	17,636	17,028

Less accumulated depreciation	6,380	8,612

Total property, plant and equipment, net	€11,256	€8,416

Intangible Assets

As of September 30, 2017 and December 31, 2016 gross carrying values, accumulated amortization, and approximate amortization periods of the Company’s definite lived intangible assets are as follows (in thousands):

	Gross acquisition cost	Accumulated amortization
September 30, 2017
Purchased franchises and licenses in industrial and similar rights and assets	€466	€451
Non-compete and other intangibles	3,946	671

	€4,412	€1,122

JOTEC AG AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

	Gross acquisition cost	Accumulated amortization
December 31, 2016
Purchased franchises and licenses in industrial and similar rights and assets	€477	€453
Non-compete and other intangibles	1,506	330

	€1,983	€783

Amortization Expense

Amortization expense recorded in general, administrative, and marketing expenses for the nine months ended September 30 is as follows (in thousands):

	Nine Months Ended September 30,
	2017	2016
Amortization expense	€341	€175

As of September 30, 2017 scheduled amortization of intangible assets is as follows (in thousands):

	Remainder of 2017	2018	2019	2020	2021	Thereafter
Amortization expense	€99	€415	€415	€387	€387	€1,565

5. Capital Lease Obligation and Operating Lease Commitments

The Company leases buildings and equipment, primarily consisting of:

•	the lease of two properties (land and buildings) in Lotzenäcker 23 and Lotzenäcker 25, Hechingen, Germany, which includes the company’s production facility or corporate office buildings.

•	lease of production equipment and machinery

The Company has capital leases for one building at the Group headquarters in Hechingen (building Lotzenäcker 23) with a shareholder (see note 10) and for several production machines and equipment. These leases have renewal clause providing for annual 1 year auto renewals unless the lease is terminated, but no purchase options and escalation clauses.

Future minimum capital lease payments for buildings and equipment are as follows (in thousands):

September 30, 2017
Up to 1 Year	€867
1 to 2 Years	884
2 to 3 Years	779
3 to 4 Years	712
4 to 5 Years	654
More than 5 Years	5,406

Total	€9,302

Less amount representing interest (at rates ranging from 2.0% to 4.0%)	(2,961)

Present value of net minimum capital lease payments	6,341

Less current portion of minimum lease payments	(776)

Long-term obligations under capital leases	€5,565

JOTEC AG AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Building and production equipment capitalized values and accumulated amortization are as follows (in thousands):

	September 30, 2017	December 31, 2016
Historical costs capitalized	€6,882	€6,693
Cumulative depreciation	3,582	3,024

Carrying amount	€3,300	€3,669

On June 19, 2017, the lease agreement for the property Lotzenäcker 23 in Hechingen was extended between the owner of the property and shareholder Lars Sunnanväder and JOTEC GmbH from June 2017 until December 31, 2030. All other terms of the lease agreement remained unchanged. Due to this modification, the accounting for the capital lease of the building Lotzenäcker 23 was adjusted in June 2017, resulting in an increase of the capital lease obligation by €2,829,000, an increase of the carrying value of the leased building asset by €3,163,000, and in income from the modification for the leased asset in the amount of €336,000.

The future minimum lease payments on non-cancellable operating lease agreements at September 30, are:

2017
Within a year	€533
After a year but no more than five years	1,699
More than five years	2,721

€4,953

6. Shareholder Loans

(in thousands)	September 30, 2017	December 31, 2016	Loan Repayment Date	Interest Rate
Original loan date
12/31/2007	€17,880	€21,756	December 2020	2.00%
12/22/2008	220	220	December 2020	2.00%
12/30/2008	220	220	December 2020	2.00%
12/31/2008	1,340	1,340	December 2020	2.00%
2/20/2014	1,154	1,154	December 2019	3.25%
2/28/2015	466	466	December 2019	3.25%
3/23/2015	466	466	December 2019	3.25%
5/28/2016	800	800	December 2020	1.50%

Nominal amount	€22,546	€26,422

Carrying value	€22,412	€24,565

All shareholder loans are unsecured. As of December 31, 2016, a subordination agreement was provided for €13,845,000 of the shareholder loans. The subordinated portion of the outstanding loan balance was reduced through an agreement in January 2017, resulting in a subordinated amount of CHF 8,000,000 or €7,339,000 at September 30, 2017. The shareholder loans were provided during the period 2007 to 2016 with fixed interest rates of 1.5 to 3.25%. The Group determined that the rates of the shareholder loans were less than those which the Group would have been able to negotiate with a third-party lender for debt with the same terms. Accordingly, the group has recorded the difference in the fair value of the loan, calculated using an imputed interest rate of 11%, and the stated loan contract value as additional paid in capital.

JOTEC AG AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

Government Supported Bank Debt

In June 2015, JOTEC GmbH obtained two loans of Sparkasse Zollernalb, which are government sponsored by the Kreditanstalt für Wiederaufbau Bank (KFW). Both KFW loans have a term of 9 years and the interest rates are 2.45% and 1.4%. These interest rates compare to a market interest rate of 3.8% for similar debt provided to the Group. The difference between the initial carrying value of the loan and the proceeds received is treated as a government grant. The benefit of the below market rate of interest was measured as the difference between the initial carrying value of the loan determined applying a market interest rate and the proceeds received.

The total government grant value for the first KFW loan is €124,000 and €249,000 for the second KFW loan. The remaining balance of this government grant was €254,000 and €299,000 as of September 30, 2017 and December 31, 2016, respectively. Other operating income for the nine months ended September 30, 2017 and 2016 includes €45,000 and €38,000, respectively from the straight-line recognition of this government grant.

	Nominal Value (EUR) September 30, 2017	Carrying Value (EUR) September 30, 2017	Nominal Value (EUR) December 31, 2016	Carrying Value (EUR) December 31, 2016
Lendor
Sparkasse Zollernalb (KFW Loan 1)	1,444	1,381	1,611	1,532
Sparkasse Zollernalb (KFW Loan 2)	2,000	1,810	1,410	1,190

Total	3,444	3,191	3,021	2,722

The KFW loans require quarterly principal installments of €119,000, plus interest at 1.4% and 2.45% on Loan 1 and Loan 2, respectively.

7. Income Taxes

Our effective income tax rate was 30% and 48% for the nine months ended September 30, 2017 and 2016, respectively. Our income tax rate for the nine months ended September 30, 2017 was impacted by differing tax rates for certain subsidiaries and no recognition of deferred tax assets for losses incurred by JOTEC UK. Our income tax rate for the nine months ended September 30, 2016 was impacted by unrecognized deferred tax loss carryforwards of €17,000, tax effects due to differing tax rates of €337,000 and other effects of €53,000.

Deferred Income Taxes

As of September 30, 2017 we maintained a total of €241,000 in valuation allowances against deferred tax assets, related to tax loss carryforward of the JOTEC UK subsidiary, and had a net deferred tax asset of € 1,570,000. As of December 31, 2016 we had a total of €130,000 in valuation allowances against deferred tax assets, related to net operating loss carryforwards, and a net deferred tax asset of €2,336,000.

8. Other Long-Term Liabilities

Other long-term liabilities include the following obligation (in thousands):

	September 30, 2017	December 31, 2016
Obligation Fumedica Swiss Agreement	€1,042	€1,120
Less current portion of long-term other liabilities	(150)	(114)

Other long-term liabilities	€892	€1,006

Until January 2014 Fumedica AG had the exclusive right to deliver and sell JOTEC products in the Swiss market. Starting in 2014 the Group established its own office entity to perform all sales activities in the Swiss market. In January 2014 the Group terminated the sales agreement with Fumedica. As part of the agreement Fumedica provides JOTEC a non-compete agreement, customer base data, and existing inventory and future adminstrative services. In exchange, the parties agreed in January 2016 (but with retrospective date of the cancellation of the sales agreement in 2014) on a compensation payment to make by JOTEC, calculated as follows:

•	10% of future annual sales (net of VAT and after deductions) during the period January 2015 to December 2027

JOTEC AG AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

•	maximum payment of CHF 1.8 million over the entire term

•	minimum annual payment of CHF 125,000 (for 2017 and 2018), of CHF 150,000 (from 2019 to 2021) and of CHF 175,000 (from 2022 to 2027).

Based on this agreement the Group capitalized an intangible asset for the non-compete and other intangibles in the Swiss market and the present value of the future expected payments for the compensation is recorded as an obligation due to Fumedica AG. The intangibles are amortized over an expected useful life of 10 years. The obligation is accreted back to the nominal amount using an interest rate of 3.8% and is reduced by the annual payments (either 10% of the respective annual sales or the agreed minimum amounts, whatever is lower).

9. Sale of Investment and Notes Receivable NVT

JOTEC AG owned a 24.51% share of the common stock of NVT. The historical cost of this investment was CHF 125,000 which was subsequently reduced to a zero carrying value due to the accumulated losses of NVT exceeding the historical investment. This investment in NVT was sold to other NVT AG investors in March 2017 for CHF 539,000, resulting in a gain.

JOTEC AG extended loans to NVT during the years after initial investment, which were included in Notes receivable in the Group consolidated financial statements. The carrying value of these loans to NVT were €1,240,000 after impairment, nominal value of €4,087,000, in March 2017 when the notes receivable were sold to other NVT investors at the nominal value. The resulting gain is included in Other expense, net in the statements of operations and comprehensive income (loss).

10. Related Party Disclosures

A member of the Company’s Board of Directors and a shareholder of the Company with significant influence, Mr. Lars Sunnanväder, is the owner of the property Lotzenäcker 23 and Lotzenäcker 25 in Hechingen that is rented to JOTEC GmbH. The obligation of the Lease contract for Lotzenäcker 23, Hechingen amounts to €7,014,000 at the inception of the Lease in 2011 and the lease payment for the nine months ended September 30, 2017 and twelve months ended December 31, 2016 were €531,000 and €708,000, respectively. The obligation of the Lease contract for Lotzenäcker 25, Hechingen amounts to €3,918,000 at the inception of the Lease and the lease payment for the nine months ended September 30, 2017 and twelve months ended December 31, 2016 were €196,000 and €261,000, respectively.

JOTEC AG has outstanding shareholder loan agreements with shareholders and their close relatives. The total interest expenses paid to the shareholders and their close relatives for the nine months ended September 30, 2017 and twelve months ended December 31, 2016 were €301,000 and €538,000 respectively. For the open balance and interest rates from these shareholder loans we refer to the table in note 6.

NVT has the same shareholder as JOTEC AG. JOTEC is providing management and administration services to NVT Group. For these services the Group charged NVT Group fees for the nine months ended September 30, 2017 and twelve months ended December 31, 2016 of €259,000 and €329,000 respectively.

In January 2016 the Group agreed in the purchase of certain intangibles from Fumedica AG, Muri, Switzerland for a maximum amount of CHF 1,800,000; for further details regarding this agreement we refer to note 8. The open balance from this contractual obligation amounts to €1,042,000 and to €1,120,000 at September 30, 2017 and December 31, 2016, respectively.

JOTEC AG AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(Unaudited)

11. Subsequent Events

On December 1, 2017, 100% of the outstanding shares of JOTEC AG were acquired under terms of a securities purchase agreement, dated as of October 10, 2017, by and among CryoLife, Inc., certain of its subsidiaries, and the security holders of JOTEC AG. In conjunction with the acquisition, Cryolife acquired the outstanding shareholder loans, which were reclassified as intercompany loans from CryoLife as of that date.